UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: May 7, 2002
                        COMMISSION FILE NUMBER: 333-30914


                                XTREME Companies, Inc.
        ---------------------------------------------------------------
       (Exact name of small business issuer as specified in its charter)

           Nevada                                       88-0394012
- ----------------------------------------            --------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

  8100 West Sahara Avenue, Suite 200
      Las Vegas, Nevada                                   89117
- ----------------------------------------            --------------------
(Address of principal executive offices)                (Zip Code)

                                       Xtreme Webworks
         ---------------------------------------------------------------
         (Former name, former address and former fiscal year, if changed since last report.)

Item 2. Aquistion
- -----------------
On April 26, 2002, Xtreme Companies, formerly Xtreme Webworks signed an acquisition agreement with Waste Renewal Systems, Inc. a privately held Nevada corporation. A copy of the Executive Summary is filed as attachment Exhibit EX-1.

EXHIBITS
- --------
1. Executive Summary - Exhibit EX-1


SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 XTREME WEBWORKS
                                 ---------------
                              (Name of Registrant)



Date:  May 2, 2002                   By:  /s/ SHAUN HADLEY
                                          ----------------
                                              SHAUN HADLEY
                                              PRESIDENT



EX-1 Executive Summary
-----------------------

Xtreme Companies, Inc, through its subsidiary Waste Renewal Systems, Inc., is going to build the next generation, state-of-the-art waste disposal facilities based on patentable technology from Waste Renewal Systems, Inc . Waste Renewal Systems, Inc will file for additional patents, giving Waste Renewal Systems, Inc. additional leverage in the environmental waste industry.

Background:
Solid Waste Disposal is the most significant and unsolved problem facing the world environment in the year 2000 and beyond. This includes Municipal Waste and Industrial Waste Disposal. The Current methods of incineration and disposal in landfills are obsolete and add numerous hazards to our environment. In addition, without massive money from government directed subsidies, these methods of disposal are economically prohibitive. In addition moving massive amounts of waste and/or pollution from populated regions to remote and often pristine localisms is absurd.

Mission Statement of the Company

Our policy is environmental stewardship. Waste Renewal Systems, Inc (The "Company") is being formed specifically to research, develop, and deploy innovative, proprietary equipment and processes, targeting the growing environmental remediation markets.

The Company's key focuses will be on waste reduction, nuclear waste containment and innovative sensing and cleaning systems. These markets represent a cumulative $3 to $5 billion dollars per year of which $2 billion is identified with no competitor in place.

The Company views its key advantages as follows:

1. Rapid identification of niche markets

2. The ability to utilize existing technology in innovative, patentable ways to provide key solutions to these niche markets.

3. The ability to recruit world class technical teams for the purpose of RD&D (Research Development and Deployment) of these technologies.

4. The ability to establish key contacts to aid in market deployment.

The Company believes strongly in providing a creative work atmosphere, with an emphasis on ideological and theoretical problem solving key to modern advancements and shareholder growth through new market penetration.

Technology

Waste Renewal Systems has (4) main technologies as follows:


Thermal Reduction (TR) For (MSW)
----------------------------------

The Purpose:
To process municipal solid waste with a non-burning technique which converts raw garbage to saleable methane and inorganic char.

The Process:
Thermal Reduction reduces the mass of solid waste (by over 80%), while recovering significant energy. The process, unlike incineration, does not produce any air pollutants. The process is both modular and scaleable and can be used in small remote locations, or in large cities, with no impact on the environment or local infrastructure. Thermal Reduction is a heat absorption process converting solid waste (municipal and selected industrial refuge) into "char" and a low grade methane gas. "Char" is an inert carbon product, which has many commercial applications and the gas provides all the energy required to run the Thermo Reduction Process Plant and has excess energy for use (sale) to others.

The core of the Thermal Reduction Process is called the Retort and is the key to the process. Solid waste is first collected, sorted (removing other valuable recyclables) and then shredded before being feed into the retort. The Retort is a large stainless cylinder, where waste is metered and injected inside the Retort cylinder. The waste is then heated from 850 to 1200 degrees F., depending on the nature of the waste stream. The Retort is air tight and sealed from the outside atmosphere. As the internal energy from heat builds, without any oxygen it can not naturally burn and it breaks down in the Thermal process (decomposes) into steam carbon oxides, volatile vapors and char. Steam, carbon dioxide and carbon monoxide are present only during the startup phase. Once started the process becomes anaerobic and as the waste is heated further, volatile gases are distilled. These gases include hydrogen, methane and ethane, with each pound of wasted process yielding about 12 cubic feet of gas. The energy value of the gases varies depending on the waste being recycled, but the process produces gas with energy of from 500 to 1200 BTU's.

Market Summary

Thermal Reduction (TR) For municipal solid waste Target Municipal landfills, transfer stations, large industrial and recreational sites.

There are currently over 1,500 landfill sites in the U.S. and Canada thus Thermal Reduction (TR) does not require a large market penetration to be successful. Units will be designed in 50 and 100 ton per day (TPD) capacities but can be engineered for single units to process up to 250 TPD. Units are designed to sell modularly for sites receiving waste streams in excess of 250 TPD.

Marketing efforts will focus toward local and state government. We are already looking at 4 projects in California and New York. We have had a lot of inquires from Italy, Greece, Mexico and Egypt. Plans for a demonstration facility for municipalities nationwide are in the works.

Primary competition for the Thermal Reduction (TR) is incineration. With EPA regulations regarding emission of dioxin and furans produced by incineration becoming more stringent, Thermal Reduction (TR) sees its competitors rapidly leaving the marketplace. This will allow Thermal Reduction (TR) to move more freely through the municipal waste marketplace.

Thermal Reduction (TR)For(Med Waste)/(Sanitary Sludge)/(Green Waste)
- -------------------------------------------------------------------

The Purpose

To process medical waste with a non-burning technique which converts medical waste to saleable methane and inorganic char.

The Problem

With syringes washing ashore in New York, Florida and California and "red bag" waste showing up at landfills, the problem is further exacerbated by court ordered closures of landfills. According to the Environmental Protection Agency
(EPA), half of the estimated 6,600 landfills in the country are being closed over the next five years. Even though a hospital or health care facility may not violate any of the Resource Conservation and Recovery Act (RCRA) regulations, it is still held liable under common law for improper handling or disposing of its pathological and biological waste should any harm be done to any person or property. This cradle to grave mentality carries a lifetime liability for all generators of medical waste.

Thermal Reduction reduces the mass of solid waste (by over 95%), while recovering significant energy. The process, unlike incineration, does not produce any air pollutants. The process is both modular and scaleable and can be used in small remote locations, or in large cities, with no impact on the environment or local infrastructure. Thermal Reduction is a heat absorption process converting medical waste (red can) into "char"and a methane gas. "Char" is an inert carbon product, which has many commercial applications and the gas provides all the energy required to run the Thermal Reduction Process Plant and has excess energy for use (sale) to others.

The core of the Thermal Reduction Process is called the Retort and is the key to the process. Medical waste is first collected and then shredded before being feed into the retort. The Retort is a stainless cylinder, where waste is metered and injected inside the Retort cylinder. The waste is then heated 2000 degrees F., depending on the nature of the waste stream. The Retort is air tight and sealed from the outside atmosphere. As the internal energy from heat builds, without any oxygen it can not naturally burn and it breaks down in the Thermo process (decomposes) into steam carbon oxides, volatile vapors and char. Steam, carbon dioxide and carbon monoxide are present only during the startup phase. Once started the process becomes anaerobic and as the waste is heated further, volatile gases are distilled.
(Also see additional documents, drawing, and tape )

Thermal Reduction (TR) For Clean-Coal Technology
- ------------------------------------------------

Process

A process in which coal is cooked and turned into a gas instead of burned. It will change the future of coal power generation, as we know it. CCT will have uses for just about all of the byproducts; CCT will be efficient, and will offer an environmentally safe alternative to natural gas.

In the late 1970s, utility companies began switching from coal to natural gas, which was plentiful, more efficient and environmentally safe. When the price of natural gas shot up to $10 per million Btu last winter from $2.50, utilities started looking for alternatives. Coal, plentiful and relatively inexpensive, suddenly found itself at the head of the energy table.

There are certain truths about coal. Today it accounts for more than 50% of the power generation in the USA. But because it spews toxins, coal has been long viewed as the scourge of the power industry. America's traditional coal powered plants pump 2.3 billion tons of carbon dioxide into the air each year - twice the amount cars produce. In 1999 the latest year for which figures are available, coal-fired utilities filled the air with 18 million tons of sulfur dioxide and nitrogen oxide, two major components of acid rain.

At traditional coal fired utilities, huge iron encased turbines pulverize coal dust and pump it into a burner at tremendous pressure. That burning of coal is not only inefficient, but it is also dirty and adds to greenhouse emissions.

CCT gasification process turns coal into a gas and strips out the impurities before the emissions go into the atmosphere. Someone can be sitting near a coal gasification plant and see nothing coming out of it. That's the goal. Compared with a typical coal-fired plant with modern pollution control devices, CCT produces 85% less nitrogen oxide and 32% less sulfur dioxide.

CCT is building on research that began in the 1980s, when coal plants were shown to contribute to acid rain. In 1990, Congress amended the Clean Air Act, phasing in tighter limits on emissions of soot particles, nitrogen oxides and sulfur dioxide. To help utilities come in under the more stringent rules, the Department of Energy spent $1.8billion on clean-coal tech programs.

Recently, most research has zeroed in on the development of super-efficient burning methods so that plants can extract more electricity from less coal. The average pound of coal contains about 10,000 Btu. Most coal-fired plants capture about a third. Newer ones can extract 37%, and rising to 40% within 10 years.

The Process

The core of the CCT system is the Retort and is the key to the process. The coal is shredded before being feed into the retort. The Retort is a large stainless cylinder, where coal is metered and injected inside the Retort cylinder. The coal is then heated from 850 to 1200 degrees F., depending on the type. The Retort is air tight and sealed from the outside atmosphere. As the internal energy from heat builds, without any oxygen it can not naturally burn and it breaks down in the Thermo process (decomposes) into steam carbon oxides, volatile vapors and char. Steam, carbon dioxide and carbon monoxide are present only during the startup phase. Once started the process becomes anaerobic and as the coal is heated further, volatile gases are distilled.

As the coal is heated and the volatile gases are distilled, the combustible gas is drawn off and used partly to fuel the retort. Five percent of the gas is needed to sustain the machine's needs. Once started, the retort requires no outside fuel. The surplus fuel can be stored, used to fuel adjacent equipment (i.e., electrical generators) or used for other industrial applications.

Nuclear Waste Reduction (NWR)
- ----------------------------

The Purpose

To reduce the volume of low grade nuclear waste at nuclear waste sites in the United States through a process called
Nuclear Waste Reduction , a process that uses microwave excitement and magnetic suspension to remove radioactive elements from non-radioactive elements.

The Process

The input system takes in low-grade waste in one of two forms, standard 55-gallon drums and presorted bulk feed.
Waste is scanned by primary sensor system which removes all, liquid waste, high grade waste, and waste of unusually large size. The Microwave System is specifically tuned to ionize each radioactive element. Specific calibration depends on the type of low-grade waste being processed. Magnetic Separator System is comprised of four subsystems, stabilizing electromagnet, system rotating electromagnet system, magnetic pulse system, and magnetic screen system.

Target

Department of Energy, commercial nuclear power operations, Federal Laboratories (i.e., Idaho National Engineering & Environmental Laboratory, Rocky Flats, Hanford, Oakridge, and
Los Alamos).

Nuclear Waste Reduction (NWR) technology is best suited for treatment and concentration for low-level (LLW), mixed low-level
(MLLW), and transuranic (TRU) waste. The three combined accounts for approximately 93% of all nuclear waste generated in the U.S. This presents a substantial market for Nuclear Waste Reduction
(NWR). There is currently no functional competitor to Nuclear Waste Reduction (NWR) either working or in development. This also allows Nuclear Waste Reduction (NWR) to pioneer a new marketplace where demand is awaiting the solution. Extensive market assessment of this technology has been completed through the year 2020. With the current backlog of waste to be treated, Nuclear Waste Reduction (NWR) would have sole possession of a market that presents a $2.6 billion -S4.0 billion annual opportunities. Foreign markets would more than double the income potential.

Background

With waste storage costs escalating more than 1000 per cent with in the last ten years, market demand for technology to reduce the volume of waste stored has sharply risen. Storage costs have climbed so dramatically, that in some cases it outweighs lifetime revenue generation for some nuclear operating facilities. With final development of Nuclear Waste Reduction (NWR), projected achievable volume reduction is 95%. This would signify a substantial savings to operating facilities and just as important, reduce the volume of nuclear waste stored in the U.S.

Nuclear Waste Reduction (NWR) does not need to melt treated waste, does not use harsh or environmentally dangerous chemicals, and does not release dangerous gasses. Thus the technique is both economically feasible and environmentally responsible.

Summary

With the 21st century, we face some very serious challenges in the field of waste management. Our landfills, hospitals, and manufacturing facilities face an ever-increasing waste management problem.

We are all aware of the waste disposal problems plaguing our cities, towns and states. Up to now, no one has presented a solution for disposal and/or destruction of certain types of waste. Clayton Kass has spent years researching various disposal technologies and has found that the Thermoal Reduction based approach offers many advantages over conventional waste destruction processes. Even the United States Environmental Protection Agency (EPA) has acknowledged that pyrolysis-type systems can be considered as the next generation in waste disposal/management. This process is the solution to many of the problems now plaguing society with the disposal of medical and industrial wastes, used tires, asbestos, PCB's etc.